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                                                                    EXHIBIT 99.1

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

   STOCKHOLDER'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NATIONAL HEALTH
                           LABORATORIES HOLDINGS INC.

  To: National Health Laboratories Holdings Inc.

  I appoint James R. Maher, David C. Flaugh and James G. Richmond, individually and together, as my proxies, with power of substitution, to vote all of my National Health Laboratories Holdings Inc. common stock at the Special Meeting of stockholders of National Health Laboratories Holdings Inc. to be held at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019, on April 28, 1995, at 9:00 a.m., New York City Time, and at any adjournment or postponement of the meeting.

  MY PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" ITEM 1 AND "FOR" ITEM 2. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

               Please sign and date the other side of this card.
  (Please fill in the appropriate boxes on the other side)


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  (Continued from the other side)

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

          PLEASE MARK YOUR CHOICES LIKE THIS [X] IN BLUE OR BLACK INK

                             ACCOUNT NUMBER COMMON

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM NO. 1 AND ITEM NO. 2 Item No. 1. Approval and adoption of the Agreement and Plan of Merger dated as of December 13, 1994, among National Health Laboratories Holdings Inc., HLR Holdings Inc., Roche Biomedical Laboratories, Inc. and Hoffmann-La Roche Inc.
      FOR [_]                   AGAINST [_]            ABSTAIN [_]

Item No. 2. Approval of the proposal to amend Article FIRST of the Certificate of Incorporation of National Health Laboratories Holdings Inc. to change the name of National Health Laboratories Holdings Inc. to Laboratory Corporation of America Holdings upon the effectiveness of National Health Laboratories Holdings Inc.'s proposed merger with Roche Biomedical Laboratories, Inc.
      FOR [_]                   AGAINST [_]            ABSTAIN [_]
Date: April   , 1995

X
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Signature

X
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Signature

Please sign exactly as name(s) appear(s) to the left. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Date and promptly return this card in the envelope provided.